UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization )	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

(866) 871-8519

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2005, AMN Healthcare Services, Inc., a Delaware corporation (“AMN”), entered into an Acquisition Agreement, dated as of October 5, 2005 (the “Acquisition Agreement”), by and among AMN, Cowboy Acquisition Corp., a Texas corporation and indirect, wholly-owned subsidiary of AMN (“Merger Sub”), The MHA Group, Inc., a Texas corporation (“MHA”) and James C. Merritt and Joseph E. Hawkins, pursuant to which Merger Sub will merge with and into MHA (the “Merger”) and MHA will survive the Merger as an indirect, wholly-owned subsidiary of AMN. Pursuant to the Acquisition Agreement, the purchase price is $160 million plus an earn-out provision for up to $51.9 million of additional consideration based on 2005 performance of MHA, of which $35 million is guaranteed. The total consideration will be paid in approximately 75% cash and 25% unregistered shares of common stock, par value $0.01 per share, of AMN (“AMN Common Stock”). The Merger has been approved by the boards of directors of both AMN and MHA and is subject to customary closing conditions, including regulatory approvals. The Merger is expected to close in early November. Other than the Acquisition Agreement and the transactions contemplated thereby, there is no material relationship between AMN or its affiliates and any other parties to the Acquisition Agreement. A copy of the Acquisition Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release announcing the execution of the Acquisition Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Acquisition Agreement was approved by the shareholders of MHA on October 5, 2005.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

As set forth in Item 1.01 above, which item is incorporated herein by reference, AMN intends to issue up to 3.2 million unregistered shares of AMN Common Stock pursuant to the Acquisition Agreement, to certain shareholders of MHA in exchange for their MHA shares.

AMN anticipates that the proposed issuance of the AMN Common Stock pursuant to the Acquisition Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder (“Regulation D”), based upon representations that AMN has obtained, or will obtain prior to such issuance, from each MHA shareholder receiving such shares that such shareholder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Acquisition Agreement, dated as of October 5, 2005, by and among AMN Healthcare Services, Inc., Cowboy Acquisition Corp., The MHA Group, Inc. and James C. Merritt and Joseph E. Hawkins.

99.1	Press Release dated October 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: October 6, 2005	By:	/S/ SUSAN R. NOWAKOWSKI
Susan R. Nowakowski
Chief Executive Officer and President